EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of id-Confirm, Inc. on Amendment No. 2 to Form SB-2 and to the inclusion of our report dated September 15, 2006, of id-Confirm, Inc. as of June 30, 2006 and for the year ended June 30, 2006, for the period from October 28, 2004 (inception) to June 30, 2005 and for the cumulative period from October 28, 2004 (inception) to June 30, 2006.

Gordon, Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
June 22, 2007